Exhibit 10.19
K12 Inc.
School Leasing Corporation
American School Supply Corporation
2300 Corporate Park Drive
Herndon, Virginia 20171
October 5, 2007
PNC Bank, National Association
808 17th Street, N.W.
Washington, DC 20006-3944
     Re: Amendment No. 1 to Revolving Credit Agreement
Ladies and Gentlemen:
We refer to the Revolving Credit Agreement dated December 21, 2006, (as from time to time amended and in effect called the “Credit Agreement”), by and among K12 Inc., School Leasing Corporation, American School Supply Corporation and PNC Bank, National Association.
All of the words and expressions used in this letter of agreement which are not defined herein, but which are defined in the Credit Agreement shall have the same respective meanings in this letter of agreement as the meanings specified in the Credit Agreement.
Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this letter of agreement, and fully intending to be legally bound by this letter of agreement, we hereby agree with you as follows:
     1. Amendments to Credit Agreement. Effective on the date hereof, the Credit Agreement is hereby amended in each of the following respects:
          1.1 Amended and Restated Definitions. The definitions of the following terms in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety and shall hereafter provide as follows:
               “Accumulated Cash” means, at any measurement date, the total of (a) (1) with respect to the December 31, 2006 measurement date, $8,638,000 and (2) with respect to all other measurement dates, Accumulated Cash at the end of the Fiscal Quarter preceding the measurement date plus (b) EBITDA for the Fiscal Quarter ended on the measurement date plus (c) the net cash proceeds, after deducting all related underwriting discounts, commissions and offering expenses, to Parent during the Fiscal Quarter ending on the measurement date from the issuance of Capital Stock of Parent other than Redeemable Capital Stock minus (d) the sum of (1) 1.2 times Fixed Charges for the Fiscal Quarter ended on the measurement date and (2) Product Development Expenditures for the Fiscal Quarter ended on the measurement date and (3) Permitted Acquisition Cash Purchase Price for the Fiscal Quarter ended on the measurement date and (4) all investments, loans and advances made by Parent or any of its Subsidiaries during the Fiscal Quarter ended on the measurement date in or to any Person other than (x) a Borrower

PNC Bank, National Association
October 5, 2007

or Guarantor or (y) a school(s) or school district(s) to the extent permitted by Section 6.14(b). Solely for purposes of determining Accumulated Cash, EBITDA for the Fiscal Quarter ended June 30, 2007 shall be increased by $3,000,000 (which amount shall remain in Accumulated Cash for all calculations made thereafter), and EBITDA for the Fiscal Quarter ended September 30, 2007 shall be reduced by $3,000,000 (which amount shall remain in Accumulated Cash for all calculations made thereafter).
               “Commitment” means, as to the Lender, the obligation to make Revolving Loans and to issue Letters of Credit for the account of Borrowers hereunder in an aggregate principal or face amount at any one time outstanding not to exceed $20,000,000, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.
               “Net Worth” means, at any time the same is to be determined, the total shareholders equity (including capital and accumulated surplus or deficit) plus the carrying value (to the extent not reflected as shareholders equity) of Parent’s preferred stock outstanding on the date of this Agreement, in each case that would appear on the balance sheet of Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
          1.2 Amendment and Restatement of Section 6.11(d). Section 6.11(d) of the Credit Agreement is hereby amended and restated in its entirety and shall hereafter provide as follows:
               (d) Purchase Money Indebtedness. Purchase money Indebtedness (excluding Capitalized Lease Obligations) of Parent and its Subsidiaries in an amount not to exceed $2,000,000 in the aggregate at any one time outstanding;
          1.3 Amendment and Restatement of Section 6.11(e). Section 6.11(e) of the Credit Agreement is hereby amended and restated in its entirety and shall hereafter provide as follows:
               (e) Capitalized Lease Obligations. Capitalized Lease Obligations of Parent and its Subsidiaries in an amount not to exceed the amounts set forth below at the times set forth below in the aggregate at any one time outstanding:

Period	Limitation
From the Closing Date through June 30, 2007	$6,500,000
From July 1, 2007 through June 30, 2008	$15,000,000
From July 1, 2008 through the Termination Date	$17,500,000

PNC Bank, National Association
October 5, 2007

     2. Consents and Waivers.
          2.1 Subsidiary Formation. The Lender hereby consents pursuant to Section 6.18 of the Credit Agreement to Parent’s formation of the following Subsidiaries (the “Foreign Subsidiaries”):
K12 International Holdings B.V. (to be a
direct Subsidiary of Offshore Knowledge
Ventures, Inc.)
K12 Middle East FZ LLC
     The Lender further waives the requirements that the Foreign Subsidiaries become Guarantors and that the Foreign Subsidiaries grant the Lender a security interest in their assets pursuant to Sections 4.1, 4.2 and 4.3 of the Credit Agreement.
          2.2 Joint Venture Formation. The Lender waives to the extent set forth in this letter of agreement the prohibition set forth in Section 6.14 of the Credit Agreement against entering into any joint ventures and hereby consents to Parent’s formation through Offshore Knowledge Ventures, Inc. and K12 International Holdings B.V. of a United Arab Emirates (“UAE”) joint venture to be known as “K12 Middle East FZ LLC” (the “UAE JV”).
          2.3 Investments in Foreign Subsidiaries and UAE JV. The Lender waives to the extent set forth in this letter of agreement the prohibition set forth in Section 6.14 of the Credit Agreement against investments in the Foreign Subsidiaries and the UAE JV and hereby consents to Parent’s investment through Offshore Knowledge Ventures, Inc. and K12 International Holdings B.V. in the Foreign Subsidiaries and the UAE JV of amounts as follows:
               (a) $1,000,000 of total investments in the UAE JV whether in the form of investments, loans, advances or otherwise;
               (b) From the date of this letter of agreement through June 30, 2008, $2,500,000 of total investments in TW in excess of those permitted as part of a Permitted Acquisition whether in the form of investments, loans, advances or otherwise; and
               (c) From July 1, 2008 through June 30, 2009, additional (beyond the amount described above in this Section 2.3) total investments in TW of $3,500,000 in excess of those permitted as part of a Permitted Acquisition whether in the form of investments, loans, advances or otherwise.
          None of the amounts described in this Section 2.3 shall be counted towards the $500,000 amount set forth in Section 6.14(i) of the Credit Agreement,

PNC Bank, National Association
October 5, 2007

          2.4 License to the Foreign Subsidiaries and UAEJV. The Lender waives to the extent set forth in this letter of agreement the prohibition set forth in Section 6.13(c) of the Credit Agreement against the disposition of assets to a Foreign Subsidiary and hereby consents to Parent’s and the Subsidiaries grant of non-exclusive, non transferable and non-sublicenseable licenses of Parent’s and the Subsidiaries’ educational programs to the Foreign Subsidiaries and the UAE JV to the extent necessary for the Foreign Subsidiaries and the UAE JV to execute their respective business plans.
          2.5 Power-Glide Guarantee. The Lender waives to the extent set forth in this letter of agreement the prohibition set forth in Section 6.11 of the Credit Agreement with respect to the guarantee of mortgage debt having an outstanding principal amount of $340,000.00 (the “Guaranteed Amount”) by a Subsidiary, Power-Glide Language Courses, Inc., a Utah corporation, for the benefit of Zions First National Bank (the “Mortgage Guarantee”), and hereby consents to such Mortgage Guarantee; provided, however, that for so long as such Mortgage Guarantee remains effective, the availability under the Commitment shall be blocked and reduced by the Guaranteed Amount. Borrower shall provide Lender with evidence of the termination of the Mortgage Guarantee at which point the block and reduction of the Commitment will be terminated.
     3. Representations and Warranties. Borrower hereby represents and warrants to the Lender as follows:
          3.1 Representations in Loan Documents. Each of the representations and warranties made by or on behalf of Borrower to the Lender in any of the Loan Documents was true and correct when made and is true and correct on and as of the date of this letter of agreement with the same full force and effect as if each of such representations and warranties had been made by Borrower on the date hereof and in this letter of agreement (except to the extent (a) of changes resulting from transactions contemplated or permitted by the Credit Agreement and (b) that such representations and warranties related expressly to an earlier date).
          3.2 No Events of Default. No Default or Event of Default exists on the date of this letter of agreement (after giving effect to all of the arrangements and transactions contemplated by this letter of agreement).
          3.3 Binding Effect of Documents. This letter of agreement has been duly executed and delivered to you by Borrower and is in full force and effect as of the date hereof, and this agreements and obligations of Borrower contained herein and in Credit Agreement, as amended, constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.
     4. Provisions of General Application.
          4.1 No Other Changes. Except as otherwise expressly provided by this letter of agreement, all of the terms, conditions and provisions of the Credit Agreement and each of the

PNC Bank, National Association
October 5, 2007

other Loan Documents remain unaltered. The Credit Agreement and this letter of agreement shall be read and construed as one agreement.
          4.2 Governing Law. This letter of agreement and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Virginia.
          4.3 Binding Effect; Assignment. This letter of agreement shall be binding upon and inure to the benefit of each of the parties hereto and this respective successors in title and assigns.
          4.4 Conflict with other Agreements. If any of the terms of this letter of agreement shall conflict in any respect with any of the terms of any of the Loan Documents, the terms of this letter of agreement shall be controlling.
          4.5 Counterparts. This letter of agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this letter of agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
          4.6 Conditions Precedent. This letter of agreement shall become and be effective provided that (a) the form of acceptance at the end of this letter of agreement shall be signed by the Lender; (b) the Promissory Note, the form of which is annexed hereto as Exhibit A shall be executed and delivered by Borrower to Lender; (c) Offshore Knowledge Ventures, Inc. shall have pledged 65% of the outstanding stock of K12 International Holdings B.V. to the Lender pursuant to a Pledge Agreement in the form of Exhibit B; and (d) Parent shall have paid an amendment fee of $8,333 to the Lender.
[Signature page follows.]

PNC Bank, National Association
October 5, 2007

     If you are in agreement with all and each and every part of the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter of agreement and return such counterpart to the undersigned, whereupon this letter of agreement, as so accepted by you, shall become a binding agreement among you and each of the undersigned.

Very truly yours,

K12 Inc.

By:

Title:

School Leasing Corporation

By:

Title:

American School Supply Corporation

By:

Title:

     The forgoing letter of agreement and each and every part thereof is hereby accepted by the undersigned, and each of the undersigned hereby agrees to be bound by all of the terms and provisions of the foregoing letter of agreement.

PNC Bank, National Association

By:

Title: